UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of principal executive offices)

(410) 571-9860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders (the “Annual Meeting”) of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) was held on May 12, 2015, at which 23,151,070 shares of the Company’s common stock were represented in person or by proxy representing approximately 83.0% of the issued and outstanding shares of the Company’s common stock entitled to vote.

(b) At the Annual Meeting, the Company’s stockholders (i) elected the six directors below to serve on the Company’s board of directors until the Company’s 2016 annual meeting of stockholders and until their respective successors are duly elected and qualify and (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The proposals are described in detail in the Company’s 2015 Proxy Statement. The final results for the votes regarding each proposal are set forth below.

(i) The voting results with respect to the election of each director were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey W. Eckel	16,069,904	537,520	6,543,646
Mark J. Cirilli	13,043,375	3,564,049	6,543,646
Charles M. O’Neil	12,640,068	3,967,356	6,543,646
Richard J. Osborne	15,247,848	1,359,576	6,543,646
Steven G. Osgood	16,111,740	495,684	6,543,646
Jackalyne Pfannenstiel	12,436,161	4,171,263	6,543,646

(ii) The voting results with respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
21,906,050	175,860	1,069,159	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

May 14, 2015	By:	/s/ Steven L. Chuslo
	Name:	Steven L. Chuslo
	Title:	Executive Vice President and General Counsel